Exhibit 4.3

AMENDMENT TO MASTER EQUIPMENT LEASE AGREEMENT

AND EQUIPMENT SCHEDULE – NO. 001

Master Equipment Lease Dated: June 18, 2012, (as amended, supplemented, or restated from time to time, together with the Equipment Schedule identified below, collectively, the “Master Equipment Lease”)

Lessor: FIFTH THIRD EQUIPMENT FINANCE COMPANY formerly known as THE FIFTH THIRD LEASING COMPANY (“Lessor”)

Lessees: GLOBAL AXCESS CORP., NATIONWIDE MONEY SERVICES, INC., NATIONWIDE NTERTAINMENT SERVICES, INC. (“Lessee”)

Guarantor(s), if any: EFT INTEGRATION, INC.

Guaranty (ies) Dated: JUNE 18, 2010

Equipment Schedule Dated: MARCH 21, 2011

Effective Date of Amendment: MAY 31, 2012

1. Amendments. Notwithstanding anything to the contrary in the Master Equipment Lease, Lessee and Lessor hereby amend the Master Equipment Lease as follows:

Original Terms:

Lease Account Number:	045-9006855-026
Rent Payment Start Date and on same date of the month during Term:	APRIL 1, 2011
Expiration Date:	APRIL 1, 2015
Rent Payment:

$0.00 for months one through twelve,

$103,658.58 for months thirteen through twenty-four,

$110,271.09 for months twenty-five through thirty-six,

$117,460.83 for months thirty-seven and forty-seven,

$117,305.73 for month forty-eight

Rent Payment Date:	1st
# Rental Payments:	48
Rate:	One-month LIBOR (London Interbank Offered Rate) plus 4.00%

Amended Terms:

Lease Account Number:	045-9006855-026
Rent Payment Start Date and on same date of the month during Term:	APRIL 1, 2011
Expiration Date:	MAY 1, 2015
Rent Payment Date:	1st
# Rental Payments:	48
Rate:	One-month LIBOR (London Interbank Offered Rate) plus 7.50%
Amended Number of Payments:	Amount of Principal Payment:	First Payment Commencing on:	Last Payment Due on:
12	$0.00	May 1, 2011	April 1, 2012
1	$103,658.58	May 1, 2012	May 1, 2012
2	$0.00	June 1, 2012	July 1, 2012
33	$80,684.84	August 1, 2012	April 1, 2015
1	$1,210,272.56	May 1, 2015	May 1, 2015

2. Representations. To induce Lessor to accept this Amendment, Lessee and the Guarantor(s), if any (each a “Transaction Party” and collectively, “Transaction Parties”) hereby represent and warrant to Lessor as follows:

2.1 Each Transaction Party has full power and authority to enter into, and to perform their respective obligations under, this Amendment and the documents, instruments and agreements to be entered into in connection herewith (collectively with this Amendment, the “Amendment Documents”), and the execution and delivery of, and the performance of their respective obligations under and arising out of, the Amendment Documents have been duly authorized by all necessary action.

2.2 This Amendment and the other Amendment Documents constitute the legal, valid and binding obligations of each Transaction Party enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

2.3 The respective representations and warranties of Lessee contained in the Master Equipment Lease and the documents, instruments and agreements executed and delivered in connection therewith (collectively with the Master Equipment Lease, the “Lease Documents”) and of Guarantor(s), if any, contained in the Guaranty (ies), if any (collectively with the Lease Documents, the “Transaction Documents”) are complete and correct as of the Effective Date (other than a representation or warranty that is stated to relate solely to an earlier date) with the same effect as though such representations and warranties had been made again on and as of the Effective Date, subject to those changes as are not prohibited by, or do not constitute a default under the respective Transaction Document.

2.4 No default under any of the Transaction Documents has occurred and is continuing.

3. Release. Each Transaction Party hereby releases Lessor and each other affiliate of Fifth Third Bancorp from any and all liabilities, damages and claims arising from or in any way related to each of the Transaction Documents and/or the Obligations (as defined below), other than such liabilities, damages and claims which arise after the Effective Date. The foregoing release does not release or discharge, or operate to waive performance by, Lessor of its express agreements and obligations stated in the Transaction Documents arising on and after the Effective Date.

4. Continuing Effect of Master Equipment Lease. Except as expressly amended hereby, all of the provisions of the Master Equipment Lease and the other Transaction Documents are ratified and confirmed and remain in full force and effect.

5. One Agreement; References; Fax Signature. The Master Equipment Lease, as amended by this Amendment, will be construed as one agreement. All references to the Master Equipment Lease in any documents, instruments or agreements will be deemed to be references to the Master Equipment Lease as amended by this Amendment. This Amendment may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

6. Default. Any default by any Transaction Party in the performance of any of such Transaction Party’s obligations under this Amendment shall constitute a default and an event of default under the Master Equipment Lease and the other Transaction Documents.

7. Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

9. Entire Agreement. This Amendment, together with the Master Equipment Lease and the other Transaction Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment. Except to the extent that the terms of the Transaction Documents are expressly amended by this Amendment, if there is any conflict, ambiguity, or inconsistency, in Lessor’s judgment, between the terms of the Master Equipment Lease, this Amendment and/or any of the other Transaction Documents, then the applicable terms and provisions, in Lessor’s judgment, providing Lessor with the greater rights and remedies will control.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the state selected as the governing law in the Master Equipment Lease (the “State”), without regard to the State’s conflicts of law principles.

11. Acknowledgment. Each Transaction Party acknowledges and confirms that: (i) the indebtedness, liabilities and obligations of Lessee under and in connection with the Master Equipment Lease and the other Transaction Documents (collectively, the “Obligations”) are valid, enforceable and existing indebtedness, liabilities and obligations payable by Lessee to Lessor and (ii) no Transaction Party has any counterclaims, set-offs, offsets or defenses or any rights of set-off, offsets, or defense of any kind or nature whatsoever with respect to the Obligations or the Transaction Documents.

12. Ratification of Documents and Security. Each Transaction Party hereby ratifies and reaffirms all terms, conditions and obligations of the Transaction Documents to which such Transaction Party is a party and acknowledges that the Transaction Documents remain in full force and effect except as expressly amended hereby or in connection herewith. Each Transaction Party hereby expressly intends that this Amendment shall not in any manner: (a) constitute the refinancing, refunding, payment or extinguishment of the existing Obligations; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of any security interests, assignments or other liens (collectively, the “Liens”) on any collateral or security held by Lessor for the Obligations (collectively with any collateral, if any, in which a security interest is granted in this Amendment or the other Amendment Documents, the “Transaction Collateral”). Without limiting the generality of the immediately preceding sentences, each Transaction Party ratifies and reaffirms any and all grants to Lessor in the Transaction Documents or otherwise, of the security interests, assignments, and other Liens on the Transaction Collateral as security for the Obligations, and Lessee acknowledges and confirms that the grants of the Liens to Lessor on the Transaction Collateral: (i) represent continuing security interests in and other Liens on all of the Transaction Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best security interests in and other Liens on all of the Transaction Collateral except to the extent of any Liens expressly permitted pursuant to the Transaction Documents.

13. Certifications by Secretaries. By signing below, each of the undersigned Secretary of Lessee and the undersigned Secretary of Guarantor, as applicable, does hereby certify that in accordance with the laws of the state of such Transaction Party’s organization in a unanimous written action of the Board of Directors/Managers/Members of such Transaction Party, resolutions, in form and substance satisfactory to Lessor, were adopted authorizing the execution of this Amendment and the other Amendment Documents by a duly authorized officer, manager or member of such Transaction Party; and such resolutions are now in full force and effect, have not been rescinded or modified, and that there is nothing in the articles, certificates, regulations, by-laws, operating agreement, or directors’, managers’, members’ or stockholders’ resolutions which in any way limits, restricts or conflicts with said resolutions.

14. WAIVER OF JURY TRIAL. LESSOR AND THE TRANSACTION PARTIES HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THE MASTER EQUIPMENT LEASE, THIS AMENDMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OF THE OTHER TRANSACTION DOCUMENTS.

15. Reaffirmation of Guaranty. Guarantor(s) hereby each reaffirm the Guaranty (ies) and acknowledge and agree that none of the Guarantor(s) is released from their respective obligations under the Guaranty (ies) by reason of this Amendment and that the obligations of the Guarantor(s) under the Guaranty (ies) extend to the Master Equipment Lease as amended by this Amendment and to the other Transaction Documents. This reaffirmation of Guaranty (ies) shall not be construed, by implication or otherwise, as imposing any requirement that Lessor notify or seek the consent of any of the Guarantor(s) relative to any past or future extension of credit, or modification, extension or other action with respect thereto, in order for any such extension of credit or modification, extension or other action with respect thereto to be subject to the Guaranty (ies), it being expressly acknowledged and reaffirmed that the Guarantor(s) have under the Guaranty(ies) consented, among others things, to modifications, extensions and other actions with respect thereto without any notice thereof or right to consent thereto.

17. Cross-Default. Notwithstanding anything to the contrary contained in any of the Transaction Documents, the occurrence of a default or an event of default under any Fifth Third Indebtedness which is not cured within any applicable time period, if any, permitted pursuant to the terms thereof shall be considered an immediate and uncured default and event of default under the Master Equipment Lease and the other Transaction Documents.

[Remainder of this Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as of the Effective Date.

LESSEES:

GLOBAL AXCESS CORP.

By:	/s/ Lock Ireland
Name:	Lock Ireland
Title:	CEO

NATIONWIDE MONEY SERVICES, INC.

By:	/s/ Lock Ireland
Name:	Lock Ireland
Title:	CEO

NATIONWIDE NTERTAINMENT SERVICES, INC.

By:	/s/ Lock Ireland
Name:	Lock Ireland
Title:	CEO

Certification by Secretary:

/s/ Sharon M. Jackson
Name:	Sharon M. Jackson
Title:	Secretary

GUARANTORS (IF ANY):

EFT INTEGRATION, INC.

By:	/s/ Lock Ireland
Name:	Lock Ireland
Title:	CEO

Accepted as of the Effective Date.

LESSOR:

FIFTH THIRD EQUIPMENT FINANCE COMPANY

formerly known as THE FIFTH THIRD LEASING COMPANY

By:	/s/ Robert Krefting
Name:	Robert Krefting
Title:	Vice President

Amendment No. 001 to

INTERIM FUNDING SCHEDULE – NO. 002

Dated JANUARY 19, 2012

This Amendment dated as of May 31, 2012 amends that certain Interim Funding Schedule – No. 002 dated January 19, 2012 (the “Schedule”) between Fifth Third Equipment Finance Company fka The Fifth Third Leasing Company, as Lessor, and Global Axcess Corp., Nationwide Money Services, Inc., and Nationwide Ntertainment Services, Inc., as Lessees. Unless otherwise specified herein, all capitalized terms shall have the meanings ascribed to them in the Master Lease.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree that from and after the date hereof,

1.	Section 4(a) Rent and Tax Payments. shall be deleted in its entirety and replaced as follows:

4.	Payments.

On the 1st day of each month prior to the Termination Date and on the Termination Date (each a “Payment Date”), Lessees shall pay to Lessor, in respect of all outstanding Progress Payments made by Lessor, interest on the amount of outstanding Progress Payments at the Interest Rate. As used herein, “Interest Rate” shall mean the percentage per annum equal to the London Interbank Offered Rate (“LIBOR”), plus seven and one-half percent (7.50%) per annum.

“LIBOR” shall mean a rate per annum (adjusted for the current maximum reserve rate required to be maintained by Lessor) effective on any interest rate determination date, which is equal to the offered rate for deposits in U.S. dollars for a one (1) month period, which rate appears on that page of Bloomberg reporting service, or such similar service as determined by Lessor, that displays British Bankers’ Association interest settlement rates for deposits in U.S. Dollars, as of 11:00 a.m. (London, England time) two (2) business days prior to the Interest Rate Determination Date; provided, that if no such offered rate appears on such page, the rate used for such Interest Period will be the per annum rate of interest determined by Lessor to be the rate at which U.S. dollar deposits for the Interest Period are offered to Lessor in the London Inter-Bank market as of 11:00 a.m. (London, England time), on the day that is two (2) business days prior to the Interest Rate Determination Date.

2. Schedule 2 to Interim Funding Schedule No. 002 shall be deleted in its entirety.

This Equipment Schedule is not binding or effective with respect to the Master Lease or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

EXCEPT AS MODIFIED HEREBY, ALL OF THE TERMS, COVENANTS AND CONDITIONS OF THE MASTER LEASE AND EQUIPMENT SCHEDULE SHALL REMAIN IN FULL FORCE AND EFFECT AND ARE IN ALL RESPECTS HEREBY RATIFIED AND AFFIRMED.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Amendment No.001 to Interim Funding Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:		LESSEES:

FIFTH THIRD EQUIPMENT FINANCE COMPANY		GLOBAL AXCESS CORP.

By:	/s/ Robert Krefting	By:	/s/ Lock Ireland
Name:	Robert Krefting	Name:	Lock Ireland
Title:	Vice President	Title:	CEO

NATIONWIDE MONEY SERVICES, INC.

		By:	/s/ Lock Ireland
		Name:	Lock Ireland
		Title:	CEO

NATIONWIDE NTERTAINMENT SERVICES, INC.

		By:	/s/ Lock Ireland
		Name:	Lock Ireland
		Title:	CEO

Remainder of page intentionally left blank. Additional signature page follows.

Reaffirmation of Guaranty.

Guarantor(s) hereby each reaffirm the Guaranty (ies) and acknowledge and agree that none of the Guarantor(s) is released from their respective obligations under the Guaranty (ies) by reason of this Amendment and that the obligations of the Guarantor(s) under the Guaranty (ies) extend to the Master Equipment Lease as amended by this Amendment and to the other Transaction Documents. This reaffirmation of Guaranty (ies) shall not be construed, by implication or otherwise, as imposing any requirement that Lessor notify or seek the consent of any of the Guarantor(s) relative to any past or future extension of credit, or modification, extension or other action with respect thereto, in order for any such extension of credit or modification, extension or other action with respect thereto to be subject to the Guaranty (ies), it being expressly acknowledged and reaffirmed that the Guarantor(s) have under the Guaranty(ies) consented, among others things, to modifications, extensions and other actions with respect thereto without any notice thereof or right to consent thereto.

EFT INTEGRATION, INC.

By:	/s/ Lock Ireland
Name:	Lock Ireland
Title:	CEO